================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          NORTHWEST INDIANA BANCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            NORTHWEST INDIANA BANCORP

                              9204 COLUMBIA AVENUE
                             MUNSTER, INDIANA 46321
                                 (219) 836-9690


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 17, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of NorthWest Indiana Bancorp (the "Company"), will be held at Wicker Park Social Center, located in Highland, Indiana, on Thursday, April 17, 1997, at 8:30 A.M., for the following purposes:

         (1)  To elect two directors;

         (2) To ratify the appointment by the Board of Directors of Crowe, Chizek and Company LLP as auditors for the year ending December 31, 1997; and

         (3) To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

     All shareholders of record at the close of business on February 28, 1997 will be entitled to vote at the meeting or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY. IF YOU ATTEND AND VOTE AT THE MEETING, YOUR PROXY WILL BE CANCELED.




                                                          FRANK J. BOCHNOWSKI,
                                                          Secretary

Dated: March 25, 1997





                       (ANNUAL REPORT CONCURRENTLY MAILED)

                            NORTHWEST INDIANA BANCORP
                              9204 Columbia Avenue
                             Munster, Indiana 46321
                                 (219) 836-9690
                          ----------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NorthWest Indiana Bancorp (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at 8:30 A.M., on Thursday, April 17, 1997, at Wicker Park Social Center, located in Highland, Indiana, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors knows of no matters, other than those reported below, which are to be brought before the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     At the close of business on February 28, 1997, the record date for the Meeting, there were 1,380,846 shares of the Company's Common Stock outstanding and entitled to vote at the Meeting. (All share numbers herein are rounded to the nearest whole share. In addition, all share numbers herein have been adjusted to the extent necessary to reflect a two-for-one stock split offered as a share dividend on December 2, 1996.) On all matters, including the election of directors, each shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company's Secretary or by attendance at the Meeting. UNLESS REVOKED, A PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE INSTRUCTIONS THEREON, OR, IF NO INSTRUCTIONS ARE GIVEN, FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED UNDER PROPOSAL 1 AND FOR ALL OTHER PROPOSALS. Directors will be elected by a plurality of the votes cast. Each other proposal is subject to the vote of the holders of a greater number of shares favoring such proposal than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Because none of the proposals to be considered at the meeting requires the affirmative vote of a specified number of outstanding shares (they require only a plurality or a majority of the shares voted), neither the non-voting shares nor abstentions on a specific proposal will affect the determination of whether such proposal will be approved.

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation. It is expected that this Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy will first be mailed to shareholders on or about March 25, 1997.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

NOMINEES

     The Company currently has eight directors divided into two classes of three directors each and one class of two directors, with the term of one class expiring each year. Each director serves until the annual meeting of shareholders held in the year that is three years after such director's election and thereafter until such director's successor is elected and qualified. Each of the Company's directors also serves on the Board of Directors of the Company's wholly owned subsidiary, Peoples Bank SB (the "Bank"), for a term running concurrently with his or her term on the Company's Board of Directors.

     The nominees whose terms expire this year are David A. Bochnowski and Jerome F. Vrabel. Each has been nominated by the Board of Directors for reelection as a director for a term to expire at the 2000 annual meeting of shareholders and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions thereon, to vote such proxy for the election to the Board of Directors of these two individuals. Each nominee has consented to be named herein and to serve as a director if elected. However, if any nominee becomes unavailable for election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each director and nominee has been the same for the last five years, and each such director or nominee possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by him or her.


                                                                                      SHARES
                                                                                   BENEFICIALLY
                                               PRESENT                               OWNED ON        PERCENT
                                              PRINCIPAL                DIRECTOR    FEBRUARY 28,        OF
        NAME                 AGE             OCCUPATION                 SINCE          1997           CLASS
    ------------         --------     -------------------------        --------   --------------    ---------

                                               NOMINEES FOR DIRECTOR

                                          (Term expiring at annual meeting
                                                of shareholders in 2000)

David A. Bochnowski          51     President and Chief Executive        1977        134,926 (1)      9.74%
                                    Officer of the Company (2)


Jerome F. Vrabel             47     Vice President, Grain Division       1984         71,546 (1)      5.18%
                                    of ED & F Man International Inc.,
                                    Chicago, Illinois, a commodities
                                    brokerage firm on the Chicago
                                    Board of Trade


                                                                                      SHARES
                                                                                   BENEFICIALLY
                                               PRESENT                               OWNED ON        PERCENT
                                              PRINCIPAL                DIRECTOR     JANUARY 31,        OF
        NAME                AGE              OCCUPATION                 SINCE          1997           CLASS
    ------------         --------     -------------------------        --------   --------------    ---------
                                         DIRECTORS CONTINUING IN OFFICE
                                        (Term expiring at annual meeting
                                             of shareholders in 1998)

Leroy F. Cataldi             61       President of Cataldi               1977          34,932         2.53%
                                      Prescription Shop,
                                      Dyer, Indiana

John J. Wadas, Jr.           57       Dentist practicing in Munster      1984          84,347 (1)     6.11%
                                      and East Chicago, Indiana

Stanley E.  Mize             55       President, Stan Mize Town &        1997           8,657 (6)     0.63%
                                      Countree Auto Sales, Inc.
                                      Schererville, Indiana


                                     (Term expiring at annual meeting
                                        of shareholders in 1999)

James J. Crandall            73       Retired attorney                   1987          31,277 (3)     2.27%

Lourdes M. Dennison          55       Administrative Director,           1983          62,550 (4)     4.53%
                                      Kumpol Dennison Surgical
                                      Corp., Merrillville, Indiana

Gloria C. Gray               67       Vice President and Treasurer       1982          33,216 (5)     2.41%
                                      of Career Development
                                      Consultants, Munster, Indiana
--------------

(1) For further information regarding the beneficial ownership of these shares, see "Security Ownership By Certain Beneficial Owners and Management" below.

(2)   David A. Bochnowski is the first cousin of Frank J. Bochnowski, the Company's Senior Vice President
      and Secretary.

(3)   Includes 2,030 shares owned by Mr. Crandall's spouse.

(4) Includes 7,001 shares owned by Mrs. Dennison, 49,143 shares owned by her spouse and 3,202 shares owned by one of her sons. Also includes 3,202 shares owned by her son for which she is custodian.

(5)   Includes 200 shares owned by Mrs. Gray's spouse.

(6)   Elected by Board of Directors to fill the unexpired term of William L.  Kennedy.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
                                 LISTED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and its committees. During the year ended December 31, 1996, the Board held seven meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served.

     The Board of Directors has appointed an Audit Committee composed of Directors Crandall, Wadas and Dennison. The Audit Committee functions as the Company's liaison with its external auditors and reviews audit findings presented by the Company's internal auditor. The Audit Committee, along with the external auditors and internal auditor, monitors controls for material weaknesses and/or improvements in the audit function. The Audit Committee also monitors or, if necessary, establishes policies designed to promote full disclosure of the Company's financial condition. The Audit Committee is independent of management. During the year ended December 31, 1996, the Audit Committee held three meetings.

     The Board of Directors has appointed a Compensation Committee composed of Directors Bochnowski, Dennison, Gray and Vrabel. The Compensation Committee is responsible for reviewing, determining and establishing the compensation of directors and (as the Bank's Compensation Committee) the salaries, bonuses and other compensation of the executive officers of the Bank. During the year ended December 31, 1996, the Compensation Committee held two meetings.

     The Board of Directors has not appointed a Nominating Committee. It has, however, appointed an Executive Committee, composed of Directors Bochnowski, Crandall and Dennison. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular Board meetings, except with respect to the declaration of dividends and other extraordinary corporate transactions. All actions of the Executive Committee are reviewed and ratified by the full Board of Directors.


          COMPENSATION OF AND TRANSACTIONS WITH OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years ended December 31, 1996, 1995, and 1994, the cash and non-cash compensation received by each executive officer who earned in excess of $100,000 from the Bank during 1996. The Company itself pays no compensation to its employees, and each of the named executive officers holds a similar position with the Bank. Each of the named executive officers has been employed by the Company or the Bank for more than five years.

                                                            LONG-TERM
                                     ANNUAL COMPENSATION   COMPENSATION
         NAME AND                    -------------------   ------------    ALL OTHER
    PRINCIPAL POSITION     PERIOD    SALARY     BONUS (1)    OPTIONS (2)  COMPENSATION (3)
    ------------------     ------    ------     -----        -------      ------------
David A. Bochnowski        FY 1996   $181,867   $ 45,942      1,000       $ 36,017
  Chairman and Chief       FY 1995    173,273     49,069      4,000         38,487
  Executive Officer        FY 1994    165,104     68,426        ---         34,649
Joel Gorelick              FY 1996   $103,666   $ 20,300      1,000       $  9,330
  Vice President           FY 1995     98,748     21,500      2,000          9,874
                           FY 1994     93,538     28,625        ---          9,353



                                                            LONG-TERM
                                     ANNUAL COMPENSATION   COMPENSATION
         NAME AND                    -------------------   ------------    ALL OTHER
    PRINCIPAL POSITION     PERIOD    SALARY     BONUS (1)    OPTIONS (2)  COMPENSATION (3)
    ------------------     ------    ------     -----        -------      ------------

Edward J. Furticella       FY 1996   $101,514   $ 20,300         ---      $ 9,136
  Vice President,          FY 1995     96,680     21,500       4,000        9,667
  Chief Financial          FY 1994     91,041     28,625         ---        9,103
  Officer and Treasurer
Frank J. Bochnowski        FY 1996   $ 90,275   $ 16,650       1,000      $ 8,125
 Senior Vice President     FY 1995     85,992     17,500       2,000        8,598
  and Secretary            FY 1994     81,454     22,120         ---        8,144
----------

(1) "Bonus" amounts represent annual payments under the Bank's incentive plan, which is open to all employees who meet the eligibility requirements of the Pension Plan described below. The incentive plan is based upon the Company's return on assets, return on equity, earnings per share and such other factors deemed appropriate by the Bank's Board of Directors.

(2) "Options" reflects options granted to acquire the listed number of shares of Common Stock. The Company does not have a stock appreciation rights (SAR) plan and has not granted restricted stock awards.

(3) "All Other Compensation" includes the following for Messrs. David Bochnowski, Gorelick, Furticella and Frank Bochnowski: (i) contributions on their behalf by the Bank under its Pension Plan of $13,500, $9,330, $9,136 and $8,125, respectively, for the year ended December 31, 1996; $15,000, $9,874, $9,667 and $8,598, respectively, for the year ended December 31, 1995; and $13,500, $8,418, $8,193 and $7,330, respectively, for the year ended December 31, 1994 and (ii) contributions on their behalf by the Bank under its Employee Stock Ownership Plan of $1,500, $935, $910 and $814, respectively, for the year ended December 31, 1994. David Bochnowski's other compensation also includes (i) for each of the fiscal years ended December 31, 1994, 1995, and 1996, premiums in the amount of $19,649 paid by the Bank for disability insurance and term insurance on Mr. Bochnowski's life pursuant to his employment agreement described below and (ii) for the years ended December 31, 1996 and 1995, credits in the amount of $2,868 and $3,838, respectively, under the Bank's Unqualified Deferred Compensation Plan.


COMPENSATION OF DIRECTORS

    All directors who are not also officers of the Company or the Bank receive an annual director's fee from the Bank of $13,733.


EMPLOYMENT AGREEMENT

     The Bank entered into an employment agreement with David A. Bochnowski as President and Chief Executive Officer, effective March 1, 1988 and amended January 18, 1992. The agreement has a three-year term and provides for annual extensions for additional one-year terms, subject to annual review by the Bank's Board of Directors, unless Mr. Bochnowski gives written notice that the agreement will not be extended further. The agreement provides for a minimum annual salary of $150,000 and for annual salary review by the Board of Directors, as well as inclusion of Mr. Bochnowski in any discretionary bonus plans, customary fringe benefits, vacation and sick leave. The agreement is terminable by the Bank for "cause", defined in the agreement as termination for dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses) or final cease-and-desist order or a material breach of the agreement. If the Bank were to terminate Mr. Bochnowski without cause, or in the event of his death during the term of the agreement, Mr. Bochnowski or his estate would be entitled to a continuation of his salary for a period of one year thereafter. Mr. Bochnowski may terminate his agreement upon three months' notice to the Bank.

     The agreement provides that in the event of the termination of Mr. Bochnowski's employment after any change in "control" of the Company or a change in the capacity or circumstances in which he is employed as contemplated by the agreement, he will be promptly paid a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of change of control. "Control" is defined in the agreement by reference to the control determinations set forth in federal banking regulations, which generally define "control" as the acquisition by any person or entity of the ownership or power to vote more than 25% of the stock of a bank or its holding company, although under certain circumstances control may occur upon the acquisition of 10% of such stock unless successfully rebutted.

     Mr. Bochnowski's agreement provides that in the event he becomes disabled during the term of the agreement, he shall continue to receive his full compensation for the first 18 months from the date of such disability, at which time the Bank may terminate the agreement and Mr. Bochnowski shall receive 60% of his monthly salary at the time he became disabled until the earlier of his death or his normal retirement date under the Bank's Pension Plan. The agreement provides that these amounts shall be offset by any amounts paid to Mr. Bochnowski under any other disability program maintained by the Bank. The agreement also requires the Bank to maintain term insurance on Mr. Bochnowski's life in the amount of $750,000, payable to his designated beneficiaries.


1994 STOCK OPTION AND INCENTIVE PLAN

     The Board of Directors adopted the 1994 Stock Option and Incentive Plan (the "Option Plan"), which was approved by shareholders at the 1994 annual meeting. Pursuant to the Option Plan, an aggregate of 120,000 shares of the Company's Common Stock are reserved for issuance in respect of incentive awards granted to officers and other employees of the Company and the Bank. Awards granted under the Option Plan may be in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-incentive stock options or restricted stock. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives for all employees and to encourage their continued employment by facilitating employees' purchases of an equity interest in the Company. The Option Plan is administered by a committee composed of Directors Dennison, Gray and Vrabel, none of whom is eligible to receive awards under the Plan. The committee has discretion as to the persons who will receive awards and in what amount. As of December 31, 1996, approximately 88 employees were eligible to be considered for incentive awards under the Option Plan.

OPTION GRANTS

     During the year ended December 31, 1996, a total of 3,000 stock options were granted under the Option Plan to the executive officers named in the Summary Compensation Table. In each case, the exercise price per share was equal to the fair market value of the Common Stock at the time of the grant.

     The table below sets forth further information regarding grants of stock options pursuant to the Option Plan during the year ended December 31, 1996, to the persons named in the Summary Compensation Table.

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF STOCK
                                      % OF TOTAL                                  PRICE APPRECIATION FOR
                        NUMBER OF   OPTIONS GRANTED      EXERCISE                      OPTION TERM (2)
                         OPTIONS      TO EMPLOYEES        PRICE        EXPIRATION     ----------------
           NAME          GRANTED     IN FISCAL YEAR     (PER SHARE)     DATE (1)      5%            10%
----------------------  ---------   ----------------   -------------   ----------     --            ---

David A. Bochnowski       1,000           29.4%           $27.00        01/18/06    $7,460        $16,484
Joel Gorelick             1,000           29.4%           $27.00        01/18/06    $7,460        $16,484
Edward J.  Furticella      ---             ---              ---            ---        ---           ---
Frank J.  Bochnowski      1,000           29.4%           $27.00        01/18/06    $7,460        $16,484


(1) All options listed in the table first become exercisable on the fifth anniversary of the date of grant and expire upon the executive's termination of employment for cause or for any other reason other than death, disability or retirement. All options become immediately exercisable upon the commencement of a tender or exchange offer for the Common Stock, or upon a change in control of the Company.

(2) The dollar amounts under these columns are based on the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible appreciation of the Company's stock price. The calculations assume a five-year option term.


OPTION EXERCISES AND YEAR-END OPTION VALUES

     The table below sets forth certain information regarding each exercise of options during the year ended December 31, 1996 by the persons named in the Summary Compensation Table and the unexercised options held by them at December 31, 1996.


                              NUMBER                           NUMBER OF                VALUE OF UNEXERCISED
                             OF SHARES                        UNEXERCISED                   IN-THE-MONEY
                             ACQUIRED        VALUE          OPTIONS HELD AT                  OPTIONS AT
        NAME               ON EXERCISE     REALIZED        DECEMBER 31, 1996             DECEMBER 31, 1996
-----------------------    -----------     --------    ---------------------------   ---------------------------
                                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                       -----------   -------------   -----------   -------------
David A. Bochnowski             ---           ---         4,000          5,000         $82,024        $43,650

Joel Gorelick                   ---           ---          ---           3,000           ---          $23,890




                              NUMBER                           NUMBER OF                VALUE OF UNEXERCISED
                             OF SHARES                        UNEXERCISED                   IN-THE-MONEY
                             ACQUIRED        VALUE          OPTIONS HELD AT                  OPTIONS AT
        NAME               ON EXERCISE     REALIZED        DECEMBER 31, 1996             DECEMBER 31, 1996
-----------------------    -----------     --------    ---------------------------   ---------------------------
                                                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                       -----------   -------------   -----------   -------------
Edward J. Furticella           ---           ---          ---           4,000           ---          $39,520

Frank J. Bochnowski            ---           ---         1,760          3,000         $37,947        $23,890



BENEFITS

     Profit Sharing Plan and Trust (Pension). The Bank maintains a Profit Sharing Plan and Trust (the "Pension Plan") for the benefit of its eligible employees. All employees are eligible to participate in the Pension Plan if they have completed one year of employment with more than 1,000 hours of service, and have reached their 21st birthday. This plan is non-contributory on the part of the employee. Each plan year the Bank's Board of Directors determines the amount to be contributed by the Bank. This contribution is discretionary and is based on the Bank's financial performance. During the year ended December 31, 1996, the Bank contributed $185,417 to the Pension Plan. The amounts of these contributions on behalf of the executive officers named in the Summary Compensation Table are included in that table under the column "All Other Compensation." Pension benefits vest on the following scale: two years of service, 40% of benefits accrued through the prior fiscal year; three years of service, 60% of benefits accrued through the prior fiscal year; four years of service, 80% of benefits accrued through the prior fiscal year; and five years of service, 100% of benefits accrued through the prior fiscal year. The normal retirement age is the first day after reaching age 65, at which time the employee is entitled to receive 100% of the contributions previously made.

     Employee Stock Ownership Plan. The Bank adopted an Employee Stock Ownership Plan (the "ESOP") effective July 1, 1990. The purpose of the ESOP is to assist employees in the accumulation of funds for retirement and to enhance the interest of employees in the Bank's efficient and successful operation. All employees are eligible to participate in the ESOP upon reaching the age of 21 and completing one year of employment and 1,000 hours of service. Each year, a contribution is made to the ESOP of the Company's Common Stock, cash, or any combination of Common Stock and cash, as determined by the Board of Directors. The amounts of these contributions credited to the accounts of the executive officers named in the Summary Compensation Table are included in that table under the column "All Other Compensation." All contributions to the ESOP must be invested primarily in the Company's Common Stock. All Common Stock contributed to the ESOP is credited to eligible participants in proportion to each participant's compensation. Contributions and earnings allocated to each participant's account vest at the rate of 40% after two years of service and 20% for each year thereafter until the participant becomes 100% vested after five years of service. Participants also become immediately 100% vested upon attaining age 65, or in the event of disability or death. Participants who retire may elect to receive distributions from the ESOP in a lump sum or in annual installments extending over a period not exceeding the lesser of five years or the maximum period permitted by law. Other participants who terminate employment may elect to receive distributions in a lump sum. For the fiscal year ended December 31, 1996, the Bank did not make a contribution to the ESOP. At December 31, 1996, there were 1,114 shares of the Company's Common Stock held under the ESOP and allocated to participants.

     401(k) Plan. The Bank maintains a 401(k) defined contribution retirement plan for the benefit of its eligible employees. All employees are eligible to participate in the plan if they have completed one year of employment and 1,000 hours of service and have reached their 21st birthday. This plan is non-contributory on the part of the Bank. Participating employees may elect to contribute up to ten percent of their compensation on a pre-tax basis into the plan through regular payroll deduction. Such funds will be invested as directed by participants into eight investment options. All participants are always 100% vested in their contributions and the earnings on their investments. Distributions of participant account assets can occur upon retirement, for hardship, upon attainment of age 59-1/2, upon disability, upon the death of the participant and upon termination of service. The normal retirement age is 65; participants may request early retirement distribution upon retirement and reaching age 55. Participants may obtain loans from the plan pursuant to uniform provisions meeting the requirements of the Code, using their account assets as collateral.

     Unqualified Deferred Compensation Plan. The Bank adopted an Unqualified Deferred Compensation Plan (the "Deferred Compensation Plan") during 1995. The purpose of the Deferred Compensation Plan is to provide deferred compensation to key senior management employees of the Bank in order to recognize their substantial contributions to the Bank and to provide them with additional financial security as inducement to remain with the Bank. The Deferred Compensation Plan is administered by the Bank's Compensation Committee. In order to be eligible for participation in the Deferred Compensation Plan, an employee must hold a key management, full-time position in which he has the opportunity to impact significantly on the annual operating success of the Bank. Of those eligible employees, the Compensation Committee selects which persons shall be participants in the Deferred Compensation Plan. Participants' accounts are credited each year with an amount based on a formula involving the participant's employer- funded contributions under all qualified plans and the limitations imposed by Code subsection 401(a)(17) and Code section 415. Following the cessation of the employment of the participant by the Bank for any reason, including the participant's death, the participant's account is distributed to the participant (or, in the event of his death, to his designated beneficiary) in a lump sum cash payment. Currently, David A. Bochnowski is the only participant in the Deferred Compensation Plan. For the year ended December 31, 1996, the Bank credited $2,868 to Mr. Bochnowski's account under the Deferred Compensation Plan. This amount is included in Mr. Bochnowski's compensation in the Summary Compensation Table under the column "All Other Compensation."

     Bank Loans. From time to time, the Bank makes loans to the Company's directors and officers and their family members. All of such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. Loans made to a director or executive officer in excess of $50,000 must be approved in advance by the disinterested members of the Bank's Board of Directors.

     Health and Insurance Benefits. The Bank provides health and accident benefits for all full-time employees. Dependent coverage is provided at the employee's expense through a group insurance plan upon request. Term life insurance is provided for all employees who have completed one year of employment with more than 1,000 hours of service and have reached their 21st birthday.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the compensation of the Bank's executive officers. In setting compensation levels, the Company seeks to create a cost-effective and fair package that will attract, retain, and motivate the finest employees available to the Company and the Bank. The Bank compensates each executive officer based primarily on the following factors:

     *   The executive's level of job responsibility and performance;

     *   The Company's performance; and

     * Compensation available from comparable companies and rivals for an executive's services.

     The Company structures compensation to motivate executives to achieve the Company's strategic goals. Accordingly, executive compensation is linked to the Company's short-term and long-term performance.

     Stock options, for example, provide a direct link between executive compensation and long-term creation of shareholder value. Customarily, options awarded by the Company do not become exercisable until five years after the grant (barring a change in control in the Company). Further, the options are forfeited immediately upon the termination of employment of an executive for cause or for any reason other than death, disability, or retirement. An Options Committee, composed of Compensation Committee members Dennison, Gray, and Vrabel, proposed awards of options for 1996 based upon 1) the Company's return to shareholders for the year, 2) each executive's performance relative to specific goals, and 3) the Company's achievement of strategic goals. Options were awarded as set forth in the "Option Grants" table above.

     Similarly, the Bank's incentive plan provides additional compensation based upon the Company's performance relative to targets set for return on assets, return on equity, and earnings per share. The Board directed the Compensation Committee to exclude from its consideration of the Company's performance relative to its 1996 targets the one-time special assessment on deposits imposed pursuant to the Deposit Insurance Funds Act of 1996, which assessment management could not account for at the time it set the 1996 targets. With this adjustment, the Company's performance satisfied conditions for payments under the incentive plan.

     Finally, the Committee attempted to maintain the Company's compensation package at a level consistent with compensation paid by comparable firms. The Committee considered various surveys, including those available from Sheshunoff, Cole Financial, Inc. and America's Community Bankers.

     David A. Bochnowski's compensation for 1996 was determined in accordance with the same procedures and standards as for the other executive officers of the Company; however, Mr. Bochnowski does not vote upon his own compensation, his option awards under the Company's Option Plan, or his bonus awards under the Bank's incentive plan. Further, for 1996, the Committee procured a report on chief executive officer compensation from Cole Financial, Inc. to assist the Committee in evaluating Mr. Bochnowski's compensation under the comparability standards described above. Taking into account the Company's asset and net income growth, return on assets and return on equity results, and operating expenses, the Cole Report concluded that Mr. Bochnowski's cash compensation (salary plus incentive) was adequate when compared to similarly performing peers. The Board of Directors and the Compensation Committee approved Mr. Bochnowski's compensation for 1996.

                             Compensation Committee
                             ----------------------
                               David A. Bochnowski
                               Lourdes M. Dennison
                                 Gloria C. Gray
                                Jerome F. Vrabel

COMPARATIVE STOCK PERFORMANCE

     The performance graph and table below compare the cumulative total shareholder return for the Company with the cumulative total return of the CRSP Index for the Nasdaq Stock Market ("CRSP Market Index") and for Nasdaq Bank Stocks ("CRSP Bank Index").*


                              [GRAPHIC DATA BELOW]


* The Company incorporated on January 31, 1994 and adopted a calendar fiscal year. On July 31, 1994, the Company acquired all of the outstanding common stock of the Bank. Prior to that time, the Bank's stock traded independently, and the Bank had a fiscal year end of June 30. In order to furnish a five-year comparison, the performance graph and table provide calendar year-end data based on the performance of the Bank for year ends prior to 1994 and the Company thereafter.

---------------------------------------------------------------------------------------------------------------
                                  12/31/91      12/31/92      12/31/93      12/31/94     12/31/95      12/31/96
---------------------------------------------------------------------------------------------------------------
The Company                          100           129           165          226           290           340
---------------------------------------------------------------------------------------------------------------
CRSP Bank Index                      100           146           166          165           246           325
---------------------------------------------------------------------------------------------------------------
CRSP Market Index                    100           116           134          131           185           227
---------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the members of the Company's Compensation Committee (Directors Bochnowski, Dennison, Gray, and Vrabel), only Mr. Bochnowski serves or has served as an officer or employee of the Company or its subsidiaries. As stated above under "Benefits -- Bank Loans," from time to time the Bank makes loans to the Company's directors, including members of the Compensation Committee, and their families. No Compensation Committee member has any other relationship requiring disclosure as an interlocking executive officer or director or otherwise under the rules of the Securities and Exchange Commission (the "SEC").

                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                (PROPOSAL NO. 2)

     The Board of Directors has renewed the Company's arrangements with Crowe, Chizek and Company LLP, independent auditors, to be its auditors for the year ending December 31, 1997, subject to ratification by shareholders. A representative of Crowe, Chizek and Company LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     During 1996, Crowe, Chizek and Company LLP provided services in connection with the firm's audit function, which included an examination of the Company's financial statements, assistance in preparation of reports filed with the SEC, and meeting with the Company's Board of Directors and Audit Committee relative to the audit. Non-audit services were primarily related to assistance in the development of internal audit and loan review programs and the preparation and review of the Company's federal and state tax returns. Crowe, Chizek and Company LLP performs similar audit and non-audit services for the Bank.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                 RATIFICATION.


                 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of February 28, 1997, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Company's Common Stock and as to the shares of the Common Stock beneficially owned by the persons named in the "Summary Compensation Table" and by all directors and executive officers as a group. Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding such ownership with the Company and the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based on such reports, management knows of no persons, other than as set forth in the table below, who owned more than 5% of the Common Stock at February 28, 1997. Individual beneficial ownership of shares by the Company's directors is set forth in the table above under "Election of Directors." Beneficial ownership by directors and officers includes shares underlying stock options held by such persons under the Company's Option Plan that are exercisable within 60 days of February 28, 1997.



       NAME AND ADDRESS       AMOUNT AND NATURE     PERCENT OF SHARES
       OF INDIVIDUAL OR         OF BENEFICIAL        OF COMMON STOCK
       IDENTITY OF GROUP         OWNERSHIP            OUTSTANDING
   -----------------------    -----------------     -----------------
David A. Bochnowski              134,926  (1)                   9.74%
515 Wilderness Drive
Schererville, IN 46375

Dr. John J. Wadas, Jr             84,347  (2)                   6.11%
6608 Forest Avenue
Hammond, IN 46324





       NAME AND ADDRESS       AMOUNT AND NATURE     PERCENT OF SHARES
       OF INDIVIDUAL OR         OF BENEFICIAL        OF COMMON STOCK
       IDENTITY OF GROUP         OWNERSHIP            OUTSTANDING
   -----------------------    -----------------     -----------------
Jerome F.  Vrabel                71,546   (3)                   5.18%
506 Wilderness Drive
Schererville, IN 46375

Joel Gorelick                    22,072   (4)                   1.60%
8589 West 85th Street
Schererville, IN  46375

Edward J. Furticella             19,274   (5)                   1.40%
1348 McCoy Drive
Schererville, IN  46375

Frank J. Bochnowski              20,046   (6)                   1.45%
140 Vickroy Drive
Crown Point, IN  46307

All directors and executive     522,843   (7)                  37.74%
   officers as a group (11 persons)

   -----------------

(1) Includes 96,910 shares to which Mr. Bochnowski has sole voting and dispositive power, 20,684 shares as to which his spouse has voting and dispositive power, and 13,200 shares which are owned by their minor children for which his spouse is custodian or trustee. Also includes stock options representing 4,000 shares of Common Stock which were exercisable at February 28, 1997.

(2) Includes 35,005 shares as to which Dr. Wadas has sole voting and dispositive power and 7,342 shares as to which his spouse has voting and dispositive power; 2,500 of such shares are owned by Dr. Wadas jointly with his mother; and 37,001 shares are owned by the adult children of Dr. Wadas, held in their own names. Dr. Wadas states that he has either sole or shared voting and dispositive power as to the 84,347 shares.

(3)  Includes 24,374 shares owned by Mr. Vrabel's spouse.

(4)  Includes 333 shares owned by Mr. Gorelick's spouse.

(5)  Includes 332 shares owned by Mr. Furticella's spouse.

(6) Includes 3,862 shares owned by Mr. Bochnowski's spouse. Also includes stock options representing 549 shares of Common Stock which were exercisable at February 28, 1997.

(7) Includes 4,549 shares as stock options which the Company's executive officers hold under the Option Plan and which were exercisable at February 28, 1997. Such shares have been added to the total shares outstanding in order to determine the ownership percentage of the Company's directors and executive officers as a group at February 28, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to its officers, directors, and greater than 10% shareholders were complied with.


                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company's office at 9204 Columbia Avenue, Munster, Indiana, no later than November 25, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH TO SHAREHOLDERS, WITHOUT CHARGE, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, BUT EXCLUDING EXHIBITS). SEND YOUR REQUEST TO: SECRETARY, NORTHWEST INDIANA BANCORP, 9204 COLUMBIA AVENUE, MUNSTER, INDIANA 46321.


                           INCORPORATION BY REFERENCE

     To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.


                                             FRANK J. BOCHNOWSKI,
                                             Secretary

Dated: March 25, 1997

                            NORTHWEST INDIANA BANCORP
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
   I hereby appoint the official proxy committee of the Board of Directors of NorthWest Indiana Bancorp (the "Company"), or any member thereof, my proxies, with power of substitution, to vote all shares of the Company's Common Stock which I am entitled to vote at the Annual Meeting of Shareholders, to be held at Wicker Park Social Center, Highland, Indiana, on Thursday, April 17, 1997, at 8:30 A.M., and at any adjournment, as follows:

1. ELECTION OF         FOR nominees listed below          WITHHOLD AUTHORITY
   DIRECTORS           (except those stricken below)      to vote for all
                       |_|                                nominees listed below
                                                          |_|

   David A. Bochnowski      Jerome F. Vrabel

(INSTRUCTIONS: To WITHHOLD authority to vote for any individual nominee strike through that nominee's name above.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP, as auditors for the fiscal year ending December 31, 1997.

           |_|  FOR             |_|  AGAINST            |_|  ABSTAIN

3. In their discretion on any other matters that may properly come before the meeting or any adjournment thereof.
                 (Continued and to be signed on the other side)




                           (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS.

Please sign exactly as name appears below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of Annual Meeting; Proxy Statement and Annual Report to Shareholders is hereby acknowledged.


----------------------------------     -------------------------------------
          Signature                         Signature if Held Jointly

                                       Date                              , 1997
                                           ------------------------------
                                       PLEASE MARK, SIGN, DATE THE PROXY
                                       PROMPTLY USING THE ENCLOSED ENVELOPE.